Exhibit 4.1

No.__________	__________ UNITS
CUSIP No. ____

(SEE REVERSE FOR CERTAIN DEFINITIONS)

HIGHBURY FINANCIAL INC.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS EACH TO
PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ________________________________ is the owner of ____________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Highbury Financial Inc., a Delaware corporation (the “Company”), and two warrants (the “Warrants”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s acquisition or the acquisition of control of one or more operating businesses, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination and (ii) ___________, 2006, and will expire unless exercised before 5:00 p.m., New York City Time, on ___________, 2009, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to the earlier of (i) the expiration of the underwriters’ over-allotment option or 20 days after the exercise in full by the underwriters of such option.The terms of the Warrants are governed by a Warrant Agreement, dated as of __________, 2005, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

Dated: ________________, 2005

By:		Highbury Financial Inc.	By:
	Secretary	CORPORATE SEAL		Chairman of the Board
2005
DELAWARE

By:
Transfer Agent

Highbury Financial Inc.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - ______ Custodian ______
(Cust) (Minor)

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ________________________________________ hereby sell, assign and transfer unto
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________ Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated __________________	By:_____________________________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By: ___________________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE I7Ad-15).